As filed with the Securities and Exchange Commission on May 1, 2017

Registration No. 333-180605

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

Post-Effective Amendment No. 1 to

FORM S-3 REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

GORDMANS STORES, INC.

(Exact name of registrant as specified in its charter)

Delaware	26-3171987
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1926 South 67th Street Omaha, Nebraska	68106
(Address of Principal Executive Offices)	(Zip Code)

Andrew T. Hall

Gordmans Stores, Inc.

President, Chief Executive Officer and Secretary

1926 South 67th Street

Omaha, Nebraska 68106

(402) 691-4000

(Name and address of agent for service and telephone number, including area code, of agent for service)

copies to:

Gerald T. Nowak, P.C.

Bradley C. Reed

Kirkland & Ellis LLP

300 N. LaSalle

Chicago, Illinois 60654

(312) 862-2000

Approximate date of commencement of proposed sale to the public: From time to time after this registration statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if smaller reporting company)	Smaller Reporting Company	☒

		Emerging Growth Company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

EXPLANATORY NOTE – DEREGISTRATION OF SECURITIES

This Post-Effective Amendment No. 1 relates to the Registration Statement on Form S-3 (Registration No. 333-180605) (the “Registration Statement”) initially filed by Gordmans Stores, Inc. (the “Registrant”) on April 5, 2012 with the United States Securities and Exchange Commission (the “SEC”) registering the offer and sale of the Registrant’s Common Stock, par value $0.001 per share (“Common Stock”) by the Registrant and certain selling stockholders, which became effective on May 8, 2012.

Pursuant to the undertaking contained in the Registration Statement to remove from registration by means of a post-effective amendment any of the shares of Common Stock being registered which remain unsold, the Registrant hereby amends the Registration Statement to remove from registration the shares of Common Stock covered by the Registration Statement which remain unsold.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Omaha, Nebraska on May 1, 2017.

GORDMANS STORES, INC.

By:	/s/ Andrew T. Hall
Name: Andrew T. Hall
Title: President, Chief Executive Officer

Note: No other person is required to sign this Post-Effective Amendment to Registration Statement in reliance upon Rule 478 under the Securities Act of 1933, as amended.